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                                                                  Exhibit 4.7.1

                               OPTION AGREEMENT

          OPTION AGREEMENT made effective as of the July 9, 1992, between Grand Casinos, Inc., a Minnesota corporation (the "Company"), and Joel N. Waller ("Director").

                                  BACKGROUND

          A. Director has been elected to serve as a member of the Board of Directors of the Company.

          B. The Company desires to reward Director for his service to the Company.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. GRANT OF OPTION. The Company hereby irrevocably grants to Director the right and option (the "Option"), to purchase all or any part of an aggregate of Twenty Thousand (20,000) shares of the common stock, $.0l par value, of the Company (the "Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) subject to the terms and conditions herein set forth.

     2. PURCHASE PRICE. The purchase price of the shares of Common Stock covered by the Option shall be $11.875 per Share.

     3.   EXERCISE AND VESTING OF OPTION.  Subject to the provisions of
Section 9 of this Agreement, the Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Director. The Option shall vest in the Director in Five (5) equal installments of Four Thousand (4,000) shares each beginning on the first anniversary of this Agreement and continuing on each of the next four subsequent anniversary dates (hereinafter referred to singularly as a "Vesting Date" and collectively as "Vesting Dates") until the Option is fully vested.

          In the event that the Director ceases to be a director of the Company, for any reason or no reason with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Director's rights to and under such non-vested parts of the Option shall terminate.

     4. TERM OF OPTION. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for ten (10) years from the date of this Agreement; provided, however, that in the event that Director ceases to be a director of the Company, for any reason or no reason, with or without cause, Director or his legal representative shall have six (6) months from the date of such termination of his position as a director to exercise any part of the Option vested pursuant to Sections 3 or 4 of this Agreement. Upon the expiration of such six (6) month period, or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.


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     5.   MANNER OF EXERCISE.  The Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such share. The purchase price shall be payable in United States dollars upon exercise of the Option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of Common Stock in payment of all or any part of the purchase price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the Option, shares of Common Stock, in payment of all or any part of the purchase price, which shares shall be valued for this purpose at their then Fair Market Value or in such other manner as may be authorized from time to time by the Company.

     6. RIGHTS OF OPTION HOLDER. Director, as holder of the Option, shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of all or any part of the Option.

     7. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Director, only by Director. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     8. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Option, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Option, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of the Option and the shares of Common Stock issuable pursuant thereto shall be adjusted as and to the extent appropriate, in the discretion of the Board of Directors of the Company, to provide Director with the same relative rights before and after such adjustment.

     9. IMMEDIATE ACCELERATION OF THE OPTION. Notwithstanding any provision in this Agreement to the contrary, all of the shares of Common Stock subject to the Option will become exercisable immediately, if, subsequent to the date that this Agreement is approved by the Board of Directors of the Company, any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):


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              (a)   any person or group of persons becomes the beneficial owner of 25% or more of any equity security of the Company entitled to vote for the election of directors;

              (b) a majority of the members of the Board of Directors of the Company is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

              (c) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

          For purposes of this Section 9, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). Beneficial ownership of more than 25% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of subsection 9(a), the limitations of this Agreement shall not become applicable again should the person cease to own 25% or more of any equity security of the Company.

          For purposes of this Section 9, "Continuing Directors" are directors who were (1) in office prior to the time any of provisions of subsections 9(a), (b) or (c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of the Company, (2) in office for a period of more than two years, and (3) nominated and approved by the Continuing Directors.

     10. ADDITIONAL CONDITION. Notwithstanding anything in this Agreement to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of the issuance of any shares of Common Stock pursuant to the Option require the Director, as a condition to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.


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     11.  WITHHOLDING.

              (a) The Company shall have the right to withhold from any payments made under this Agreement, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when Director is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option, Director may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

              (b) Each Election must be made prior to the Tax Date. The Company may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

              (c) An Election must comply with all of the requirements of the 1934 Act.

     12. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Agreement, it shall be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the "Exchange"), or on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System) ("NASDAQ") on the applicable date. If the Exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on the Exchange or NASDAQ.

     13. GENERAL. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                       GRAND CASINOS, INC.


                                       By   /s/ Lyle Berman
                                            -------------------------------
                                            Lyle Berman
                                            Chief Executive Officer


                                            /s/ Joel N. Waller
                                            -------------------------------
                                            Joel N. Waller


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